Exhibit 99.1

Report of Independent Auditor

To the Board of Directors and Shareholders of
Wheeler Real Estate Investment Trust, Inc.

Report on the Statement
We have audited the accompanying combined statement of revenues and certain operating expenses (the “Statement”) of Cardinal Plaza, Franklinton Square and Nashville Commons (collectively referred to as the “Properties”) for the year ended December 31, 2014.

Management’s Responsibility for the Statement
Management is responsible for the preparation and fair presentation of this Statement, in accordance with accounting principles generally accepted in the United States of America, that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on this Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the Statement referred to above presents fairly, in all material respects, the combined revenues and certain operating expenses of the Properties for the year ended December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying Statement was prepared as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Properties' revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Cherry Bekaert LLP

Virginia Beach, Virginia
August 11, 2015

Cardinal Plaza, Franklinton Square and Nashville Commons
Combined Statements of Revenues and Certain Operating Expenses
For the Three Months Ended March 31, 2015 (unaudited) and the Year Ended December 31, 2014

	Three Months Ended March 31, 2015	Year Ended December 31, 2014
	(unaudited)
REVENUES:
Rental income	$368,999	$1,503,771
Tenant reimbursements and other income	66,989	271,744

Total Revenues	435,988	1,775,515

CERTAIN OPERATING EXPENSES:
Property operating	49,012	207,517
Real estate taxes	45,425	181,698
Repairs and maintenance	12,728	71,912
Other	27,036	62,522

Total Certain Operating Expenses	134,201	523,649

Excess of Revenues Over Certain Operating Expenses	$301,787	$1,251,866

See accompanying notes to combined statements of revenues and certain operating expenses.

Cardinal Plaza, Franklinton Square and Nashville Commons
Notes to Combined Statements of Revenues and Certain Operating Expenses
For the Three Months Ended March 31, 2015 and the Year Ended December 31, 2014

1. Business and Purchase Agreement

On May 26, 2015, Wheeler Real Estate Investment Trust, Inc. (referred to hereafter as the “Trust” or the “Company”), through WHLR-Cardinal Plaza, LLC, a Delaware limited liability company (“WHLR-Cardinal Plaza”), WHLR-Franklinton Square, LLC, a Delaware limited liability company (“WHLR-Franklinton Square”), and WHLR-Nashville Commons, LLC, a Delaware limited liability company (“WHLR-Nashville Commons”) , all of which are wholly-owned subsidiaries of Wheeler REIT, L.P., a Virginia limited partnership (“Wheeler REIT”) of which the Trust is the sole general partner, entered into a Purchase and Sale Agreement (the “Purchase Agreement") as buyer, with Cardinal Plaza, LLC, a North Carolina limited liability company, Franklinton Square, LLC, a North Carolina limited liability company, and Nashville Commons, LLC, a North Carolina limited liability company, (collectively known as the "Sellers"), for the purchase of three retail shopping centers commonly known as 1) Cardinal Plaza, located in Henderson, North Carolina, 2) Franklinton Square, located in Franklinton, North Carolina, and 3) Nashville Commons, located in Nashville, North Carolina (collectively known as the "Properties"), for a contract price of $15,375,000. The Properties are 91% leased and are each anchored by Food Lion, which occupies 57% of the total gross leaseable area of the Properties through leases that expire through April 2020. The acquisitions are expected to be completed prior to August 30, 2015.

2. Basis of Presentation

The Combined Statements of Revenues and Certain Operating Expenses (the “Statements”) have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X, promulgated by the Securities and Exchange Commission, and are not intended to be a complete presentation of the Properties' revenues and expenses. Certain operating expenses include only those expenses expected to be comparable to the proposed future operations of the Properties. Expenses such as depreciation and amortization are excluded from the accompanying Statements. The Statements have been prepared on the accrual basis of accounting which requires management to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting periods. Actual results may differ from those estimates.

The Statements have been presented on a combined basis due to the fact that the acquisition was executed in a single transaction from entities under common control. Combining schedules have been presented in the accompanying notes which provide detailed financial information for each property acquired.

3. Revenues

The Properties leases retail space under various lease agreements with their tenants. All leases are accounted for as noncancelable operating leases. The leases include provisions under which the Properties are reimbursed for common area maintenance, real estate taxes and insurance costs. Pursuant to the lease agreements, income related to these reimbursed costs is recognized in the period the applicable costs are incurred. Certain leases contain renewal options at various periods at various rental rates.

Cardinal Plaza, Franklinton Square and Nashville Commons
Notes to Combined Statements of Revenues and Certain Operating Expenses
For the Three Months Ended March 31, 2015 and the Year Ended December 31, 2014
(continued)

3. Revenues (continued)

Food Lion is the only tenant of the Properties whose annualized rental income on a straight-line basis represented greater than 10% of combined total annualized rental income for all tenants on a straight line basis. Straight line rental income from Food Lion represented 63.7% and 62.6% of the combined rental income for the three months ended March 31, 2015 (unaudited) and the year ended December 31, 2014, respectively. The termination, delinquency or nonrenewal of the above tenant may have a material adverse effect on revenues.

           The combined weighted average remaining lease terms for tenants at the Properties was 3.52 years as of March 31, 2015 (unaudited). Combined future minimum rentals to be received under noncancelable tenant operating leases for each of the next five years and thereafter, excluding CAM and percentage rent based on tenant sales volume, as of March 31, 2015 (unaudited) and December 31, 2014 were as follows:

	Twelve Months Ending March 31,	Years Ending December 31,

	(unaudited)
2015	$—	$1,459,456
2016	1,444,679	1,364,871
2017	1,323,703	1,197,637
2018	1,168,005	1,084,947
2019	959,153	478,791
Thereafter	422,847	102,195

	$5,318,387	$5,687,897

The above schedule takes into consideration all renewals and new leases executed subsequent to March 31, 2015 through the date of this report.

4. Subsequent Events

Management has evaluated all events and transactions that occurred after December 31, 2014 up through August 11, 2015, the date the financial statements were available to be issued, and are not aware of any events that have occurred subsequent to December 31, 2014 that would require additional adjustments to or disclosures in the Statements.

Cardinal Plaza, Franklinton Square and Nashville Commons
Notes to Combined Statements of Revenues and Certain Operating Expenses
For the Three Months Ended March 31, 2015 and the Year Ended December 31, 2014
(continued)

5. Combining Schedules

Combining income statements are presented below for each of the periods presented:

	Three Months Ended March 31, 2015
	(unaudited)
	Cardinal Plaza	Franklinton Square	Nashville Commons	Combined Total
REVENUES:
Rental income	$105,863	$123,680	$139,456	$368,999
Tenant reimbursements and other income	21,605	23,936	21,448	66,989

Total Revenues	127,468	147,616	160,904	435,988

CERTAIN OPERATING EXPENSES:
Property operating	15,527	14,847	18,638	49,012
Real estate taxes	13,116	19,482	12,827	45,425
Repairs and maintenance	3,175	6,550	3,003	12,728
Other	7,336	7,096	12,604	27,036

Total Certain Operating Expenses	39,154	47,975	47,072	134,201

Excess of Revenues Over Certain Operating Expenses	$88,314	$99,641	$113,832	$301,787

	Year Ended December 31, 2014
	Cardinal Plaza	Franklinton Square	Nashville Commons	Combined Total
REVENUES:
Rental income	$468,773	$481,802	$553,196	$1,503,771
Tenant reimbursements and other income	85,657	98,330	87,757	271,744

Total Revenues	554,430	580,132	640,953	1,775,515

CERTAIN OPERATING EXPENSES:
Property operating	63,940	69,934	73,643	207,517
Real estate taxes	52,463	77,928	51,307	181,698
Repairs and maintenance	10,305	34,422	27,185	71,912
Other	17,333	24,362	20,827	62,522

Total Certain Operating Expenses	144,041	206,646	172,962	523,649

Excess of Revenues Over Certain Operating Expenses	$410,389	$373,486	$467,991	$1,251,866